China Automotive Systems Reports FIRST-QUARTER RECORD Net Sales AND HIGHER NET INCOME

WUHAN, China, May 14, 2013 -- China Automotive Systems, Inc. (“CAAS” or the “Company”) (NASDAQ: CAAS), a leading power steering components and systems supplier in China, today announced its unaudited financial results for the first quarter ended March 31, 2013.

First Quarter 2013 Highlights

•	Net sales increased by 20.1% to a first-quarter record of $97.2 million, compared to $80.9 million in the first quarter of 2012.

•	Gross profit increased by 26.0% to $19.4 million, compared to $15.4 million in the first quarter of 2012; gross margin was 20.0%, compared to 19.0% in the first quarter of 2012.

•	Income from operations increased by 47.6% to $9.3 million, compared to $6.3 million in the first quarter of 2012, and the operating margin was 9.6%, compared to 7.8% in the first quarter of 2012.

•	Net income attributable to parent company’s common shareholders was $5.9 million, or diluted earnings per share of $0.21, compared to the net loss attributable to parent company’s common shareholders of $0.8 million, or diluted loss per share of $0.03, in the first quarter of 2012.

•	Cash and cash equivalents were an all-time high of $90.4 million at March 31, 2013, an increase from $87.6 million at December 31, 2012.

Mr. Qizhou Wu, chief executive officer of CAAS, commented, "In the first quarter of 2013, we achieved record net sales for any first quarter in our history and increased our market share as our sales growth rate reached 20.1%, compared to the 13.2% growth rate of the China automotive market for such period as reported by the China Association of Automobile Manufacturers (CAAM). We sold more high-quality steering systems to our large Chinese customer base in China, including to our new Sino-foreign joint venture customer, SAIC-GM-Wuling ("SGMW"), who has entered into a significant purchase agreement with us recently, and we shipped more of our advanced electric power steering systems to domestic customers. Our leading market share in China increased as our close relationships with many local OEMs resulted in our becoming their preferred supplier for safety-related steering systems. Our first quarter sales were also lifted by strong exports to an OEM customer in North America. With our product portfolio, we have positioned ourselves to benefit from the vehicle growth in the world's two largest automotive markets, China and the United States."

Mr. Jie Li, chief financial officer of CAAS, commented, “Our cash and cash equivalents reached an all-time high of $90.4 million at March 31, 2013, and we believe we will continue to generate cash internally over time. We will use our financial strength to create advanced products to sustain our market leadership in China and create a growing presence in international markets."

First Quarter of 2013

In the first quarter of 2013, net sales increased by 20.1% to a first-quarter record of $97.2 million, compared to $80.9 million in the same quarter of 2012. The net sales increase was mainly due to significant sales to SGMW and an increase in sales to Brilliance Auto, an increase in automotive vehicle sales in China, the sales of new products to a customer in North America, and the appreciation of the Renminbi (“RMB”) versus the U.S. dollar, which were partially offset by the lower average selling prices of the products sold in China.

Gross profit increased by 26.0% to $19.4 million in the first quarter of 2013, compared to $15.4 million in the first quarter of 2012. The gross margin was 20.0% in the first quarter of 2013, versus 19.0% in the first quarter of 2012. The increase in gross profit and margin was primarily due to greater sales volume, and lower unit cost mainly as a result of reduced raw material expenses and technical improvements to enhance production efficiency.

Selling expenses rose by 45.5% to $3.2 million in the first quarter of 2013, compared to $2.2 million in the first quarter of 2012. Selling expenses represented 3.3% of net sales in the first quarter of 2013, compared to 2.7% in the first quarter of 2012. The increase was mainly due to higher compensation and transportation expenses due to an increase in the number of sales personnel.

General and administrative expenses (“G&A expenses”) increased by 20.6% to $4.1 million in the first quarter of 2013, compared to $3.4 million in the same quarter of 2012. The increase was mainly due to higher attorney expenses. G&A expenses represented 4.2% of net sales in the first quarter of 2013 and in the first quarter of 2012.

Research and development expenses (“R&D expenses”) decreased by 5.6% to $3.4 million in the first quarter of 2013, compared to $3.6 million in the first quarter of 2012. The decrease in R&D expenses was mainly due to lower personnel-related expenses and reduced external support fees. R&D expenses represented 3.5% of net sales in the first quarter of 2012, which was a decrease from 4.4% in the first quarter of 2012.

Income from operations increased by 47.6% to $9.3 million in the first quarter of 2013, compared to $6.3 million in the same quarter of 2012. As a percentage of net sales, the operating margin was 9.6% in the first quarter of 2013, compared to 7.8% in the first quarter of 2012. The increase was mainly due to the $4.0 million rise in gross profit and stringent control of operating costs in the first quarter of 2013.

Net financial expenses decreased by 77.8% to $0.2 million in the first quarter of 2013, compared to $0.9 million in the first quarter of 2012. This reduction was primarily due to a decrease in the interest expenses as a result of the redemption of the remaining convertible notes by the Company on May 25, 2012.

There was no gain or loss on change in fair value of derivative in the first quarter of 2013 as all the convertible notes had been redeemed by the second quarter of 2012, compared to a non-cash loss of $3.9 million in the first quarter of 2012 due to movements in the Company's stock prices during such quarter.

Income before income tax expenses and equity in earnings of affiliated companies was $9.2 million in the first quarter of 2013, compared to $1.6 million in the first quarter of 2012. The increase in income before income tax expenses and equity in earnings of affiliated companies in the first quarter of 2013 was mainly due to an increase in operating income of $3.0 million, a decrease in financial expenses of $0.7 million, and a decrease in the loss in fair value of derivatives of $3.9 million in the first quarter of 2012, while there was no such loss in the first quarter of 2013.

Net income attributable to parent company’s common shareholders was $5.9 million in the first quarter of 2013, compared to net loss attributable to parent company’s common shareholders of $0.8 million, including net income of $0.03 million from discontinued operations, in the corresponding quarter of 2012. Diluted earnings per share were $0.21 in the first quarter of 2013, compared to diluted loss per share of $0.03 in the first quarter of 2012. The weighted average number of diluted common shares outstanding was 28,050,937 in the first quarter of 2013, compared to 28,260,302 in the first quarter of 2012.

As of March 31, 2013, total cash and cash equivalents were $90.4 million, compared to $87.6 million as of December 31, 2012. Working capital was $144.5 million as of March 31, 2013, compared to $138.7 million as of December 31, 2012.

Business Outlook

Management reiterates its revenue guidance of 10% year-over-year growth in the full year 2013. This target is based on the Company’s current views on operating and market conditions, which are subject to change.

Conference Call

Management will conduct a conference call on May 14th at 8:00 A.M. EDT/8:00 P.M. Beijing Time to discuss these results. A question and answer session will follow management’s presentation. To participate, please call the following numbers 10 minutes before the call start time and ask to be connected to the “China Automotive Systems” conference call:

Phone Number: +1-877-407-8031 (North America)

Phone Number: +1-201-689-8031 (International)

In addition, the conference call will be broadcast live over the Internet at http://www.caasauto.com. Please go to the web site at least 15 minutes early to register, download and install any necessary software.

A telephone replay of the call will be available after the conclusion of the conference call through 11:59 P.M. EDT on June 14, 2013. The dial-in details for the replay are:

U.S. Toll Free Number +1-877-660-6853

International dial-in number +1-201-612-7415

Use Conference ID “413624” to access the replay.

About China Automotive Systems, Inc.

Based in Hubei Province, the People's Republic of China, China Automotive Systems, Inc. is a leading supplier of power steering components and systems to the Chinese automotive industry, operating through ten Sino-foreign joint ventures. The Company offers a full range of steering system parts for passenger automobiles and commercial vehicles. The Company currently offers four separate series of power steering with an annual production capacity of over 4.0 million sets, steering columns, steering oil pumps and steering hoses. Its customer base is comprised of leading Chinese auto manufacturers, such as China FAW Group, Corp., Dongfeng Auto Group Co., Ltd., BYD Auto Company Limited, Beiqi Foton Motor Co., Ltd., Chery Automobile Co., Ltd., and Chrysler North America. For more information, please visit: http://www.caasauto.com.

Forward Looking Statements

This press release contains statements that are "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. These forward-looking statements include statements regarding the qualitative and quantitative effects of the accounting errors, the periods involved, the nature of the Company's review and any anticipated conclusions of the Company or its management and other statements that are not historical facts. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. As a result, the Company's actual results could differ materially from those contained in these forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's Form 10-K annual report filed with the Securities and Exchange Commission on March 27, 2013, and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

For further information, please contact:

Jie Li

Chief Financial Officer

China Automotive Systems, Inc.

Email: jieli@chl.com.cn

Kevin Theiss

Investor Relations

Grayling

Tel: +1-646-284-9409

Email: kevin.theiss@grayling.com

(Tables Follow)

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Balance Sheets

(In thousands of USD unless otherwise indicated)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$90,352	$87,649
Pledged cash deposits	26,230	26,481
Accounts and notes receivable, net - unrelated parties	230,493	211,306
Accounts and notes receivable, net - related parties	15,120	12,286
Advance payments and others - unrelated parties	4,774	3,127
Advance payments and others - related parties	672	779
Inventories	45,270	43,542
Current deferred tax assets	3,600	4,392
Total current assets	416,511	389,562
Non-current assets:
Property, plant and equipment, net	81,168	81,691
Intangible assets, net	695	676
Other receivables, net - unrelated parties	1,002	849
Other receivables, net - related parties	80	107
Advance payment for property, plant and equipment - unrelated parties	1,330	1,001
Advance payment for property, plant and equipment - related parties	3,808	4,162
Long-term investments	3,733	3,665
Non-current deferred tax assets	4,206	4,112
Total assets	$512,533	$485,825

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank and government loans	$46,934	$40,284
Accounts and notes payable - unrelated parties	176,476	166,380
Accounts and notes payable - related parties	4,864	4,521
Customer deposits	903	870
Accrued payroll and related costs	5,675	5,472
Accrued expenses and other payables	24,022	23,063
Accrued pension costs	4,177	4,255
Taxes payable	5,989	5,593
Amounts due to shareholders/directors	293	332
Deferred tax liabilities	63	46
Advances payable	2,600	-
Total current liabilities	271,996	250,816
Long-term liabilities:
Advances payable	-	2,609
Total liabilities	271,996	253,425

Commitments and Contingencies

Stockholders’ equity-
Common stock, $0.0001 par value - Authorized - 80,000,000 shares; Issued– 28,260,302 and 28,260,302 shares at March 31, 2013 and December 31, 2012, respectively	3	3
Additional paid-in capital	39,371	39,371
Retained earnings-
Appropriated	9,953	9,953
Unappropriated	125,269	119,329
Accumulated other comprehensive income	26,406	25,898
Treasury stock - 217,283 and 217,283 shares at March 31, 2013 and December 31, 2012, respectively	(1,000)	(1,000)
Total parent company stockholders' equity	200,002	193,554
Non-controlling interests	40,535	38,846
Total stockholders' equity	240,537	232,400
Total liabilities and stockholders' equity	$512,533	$485,825

The condensed consolidated balance sheet of the Company as of December 31, 2012 has been adjusted to reflect the discontinued business of Zhejiang Henglong & Vie Pump-Manu Co., Ltd. (“Zhejiang business”), the Company’s 51% equity interest in which was disposed of in May 2012.

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Income (Loss)

 (In thousands of USD unless otherwise indicated)

	Three Months Ended March 31,
	2013	2012
Net product sales
Unrelated parties	$89,021	$73,027
Related parties	8,143	7,893
	97,164	80,920
Cost of product sold
Unrelated parties	71,137	59,363
Related parties	6,665	6,179
	77,802	65,542
Gross profit	19,362	15,378
Gain on other sales	674	112
Less: Operating expenses
Selling expenses	3,164	2,180
General and administrative expenses	4,126	3,382
Research and development expenses	3,400	3,592
Total operating expenses	10,690	9,154
Income from operations	9,346	6,336
Other income, net	70	72
Financial expenses, net	(201)	(912)
Gain on change in fair value of derivative	-	(3,861)
Income before income tax expenses and equity in earnings of affiliated companies	9,215	1,635
Less: Income taxes	1,747	1,461
Equity in earnings of affiliated companies	58	80
Income from continuing operations	7,526	254
Discontinued operations - net of income tax	-	31
Net income	7,526	285
Net income attributable to non-controlling interests	1,586	1,054
Net income (loss) attributable to parent company’s common shareholders	$5,940	$(769)

Comprehensive income:
Income from continuing operations	$7,526	$254
Income from discontinued operations	-	31
Net income	7,526	285
Other comprehensive income:
Foreign currency translation gain, net of tax - continuing operations	612	481
Foreign currency translation gain, net of tax - discontinued operations	-	21
Foreign currency translation gain, net of tax	612	502
Comprehensive income - continuing operations	8,138	735
Comprehensive income - discontinued operations	-	52
Comprehensive income	8,138	787
Comprehensive income attributable to non-controlling interests	1,689	1,099
Comprehensive income attributable to parent company	$6,449	$(312)

Net income (loss) attributable to parent company’s common shareholders per share

Basic -
Income (loss) from continuing operations attributable to shareholders	$0.21	$(0.03)
Income (loss) per share from discontinued operations	-	-
Basic	$0.21	$(0.03)
Diluted-
Income (loss) from continuing operations attributable to shareholders	$0.21	$(0.03)
Income (loss) per share from discontinued operations	-	-
Diluted	$0.21	$(0.03)
Weighted average number of common shares outstanding
Basic	28,043,019	28,260,302
Diluted	28,050,937	28,260,302

The condensed unaudited consolidated statement of operations and comprehensive income of the Company for the three months ended March 31, 2012 has been adjusted to reflect the discontinued Zhejiang business, the Company’s 51% equity interest in which was disposed of in May 2012.

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands of USD unless otherwise indicated)

	Three Months Ended March 31,
	2013	2012

Cash flows from operating activities:
Net income	$7,526	$285
Adjustments to reconcile net income from operations to net cash provided by (used in) operating activities:
Depreciation and amortization	3,468	3,507
Increase (decrease) in allowance for doubtful accounts	(95)	69
Inventory write downs	224	117
Deferred income taxes	738	119
Equity in earnings of affiliated companies	(58)	(80)
Loss on change in fair value of derivative	-	3,861
Amortization of debt issue cost	38	-
Loss (gain) on fixed assets disposals	(165)	2
Changes in operating assets and liabilities:
(Increase) decrease in:
Pledged deposits	321	(122)
Accounts and notes receivable	(21,381)	1,610
Advance payments and others	(1,529)	902
Inventories	(1839)	(6,746)
Increase (decrease) in:
Accounts and notes payable	9,985	954
Customer deposits	32	(567)
Accrued payroll and related costs	189	(399)
Accrued expenses and other payables	900	1,696
Accrued pension costs	(89)	229
Taxes payable	382	2,447
Advances payable	(16)	634
Net cash provided by (used in) operating activities	(1,369)	8,518
Cash flows from investing activities:
Increase in other receivables	(122)	(600)
Proceeds from disposal of equipment	405	101
Payments to acquire property, plant and equipment	(2,843)	(1,992)
Payments to acquire intangible assets	(60)	(4)
Net cash used in investing activities	(2,620)	(2,495)
Cash flows from financing activities:
Proceeds from government and bank loan	8,101	1,589
Repayments of bank loan	(1,595)	-
Dividends paid to the non-controlling interests	-	(796)
Increase (decrease) in amounts due to shareholders/directors	(40)	1
Net cash provided by financing activities	6,466	794
Effects of exchange rate on cash and cash equivalents	226	75
Net increase in cash and cash equivalents	2,703	6,892
Cash and cash equivalents at beginning of period	87,649	72,960
Cash and cash equivalents at end of period	$90,352	$79,852

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

	Three Months Ended March 31,
	2013	2012
Cash paid for interest	$374	$789
Cash paid for income taxes	$1,263	$552

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

	Three Months Ended March 31,
	2013	2012
Advance payments for acquiring property, plant and equipment	$5,138	$5,960
Dividends payable to non-controlling interests	$163	$807

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